EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report on Form 10-Q of Health in Harmony Inc. for the quarter ended April 30, 2012, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) the quarterly Report on Form 10-Q of Health in Harmony Inc. for the quarter ended April 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the quarterly Report on Form 10-Q for the quarter ended April 30, 2012, fairly presents in all material respects, the financial condition and results of operations of Health in Harmony Inc.

/s/ Tammy DuPerron
By: Tammy DuPerron
Title: President and Chief Executive Officer

Date: June 13, 2012